Exhibit 99.2

publix
FOOD & PHARMACY
STOP
TRADITION VILLAGE CENTER
MSA: Port St. Lucie, FL

SEPHORA
ONE LOUDOUN DOWNTOWN
MSA: Washington, D.C. / Baltimore

DICK'S
SPORTING GOODS
HOLLY SPRINGS TOWNE CENTER
MSA: Raleigh, NC

260
SOUTHLAKE TOWN SQUARE
MSA: Dallas / Fort Worth, TX

KITE

QUARTERLY FINANCIAL SUPPLEMENT

Q3 2022

KRG
LISTED
NYSE

kiterealty.com

Kite Realty Group Trust
Quarterly Financial Supplement as of September 30, 2022
T A B L E O F C O N T E N T S

Kite Realty Group Trust | 30 South Meridian Street, Suite 1100 | Indianapolis, Indiana 46204 | 888.577.5600 | www.kiterealty.com

PRESS RELEASE
Contact Information: Kite Realty Group Trust
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Trust Reports Third Quarter 2022 Operating Results
Raises 2022 guidance
Leased approximately 1.6 million square feet, an all-time high for KRG, at 10.8%
comparable blended cash leasing spreads
Issued inaugural Corporate Responsibility Report
Indianapolis, Indiana, November 2, 2022 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the third quarter ended September 30, 2022.
“KRG produced strong third quarter results driven by our operational excellence and high-quality portfolio,” said John A. Kite, Chairman and CEO. “Our relentless team leased approximately 1.6 million square feet at nearly 11% comparable blended cash leasing spreads, highlighted by non-option renewal spreads in excess of 12%. Our outstanding results allowed us to once again raise 2022 guidance. We are laser-focused on taking advantage of the robust demand for open-air retail space and delivering long-term value to all our stakeholders.”
Third Quarter 2022 Financial Results
▪Net loss attributable to common shareholders of $7.8 million, or $0.04 per diluted share, compared to net loss of $7.0 million, or $0.08 per diluted share, for the quarters ended September 30, 2022 and 2021, respectively.
▪Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $108.3 million, or $0.49 per diluted share.
▪Generated FFO, as adjusted, of the Operating Partnership of $107.7 million, or $0.48 per diluted share, which represents a 45% per share increase over the comparable period in 2021.
▪Excludes a positive impact of $0.7 million of prior period collection impact related to the recovery of cash and non-cash bad debt and accounts receivable in 2022.
▪Same Property Net Operating Income (NOI) increased by 4.4%.
Third Quarter 2022 Portfolio Operations
▪Executed 221 new and renewal leases representing approximately 1.6 million square feet.
▪Cash leasing spreads of 30.7% on 22 comparable new leases, 8.5% on 134 comparable renewals, and 10.8% on a blended basis. Excluding option renewals, the blended cash spreads for comparable new and non-option renewal leases was 15.8%.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $19.86 at September 30, 2022, a 7.1% increase year-over-year.
▪Retail portfolio percent leased of 94.0% at September 30, 2022, a sequential increase of 20 basis points and a 120-basis point increase on a year-over-year basis.
▪Portfolio leased-to-occupied spread of 270 basis points, which equates to $38.0 million of signed-not-open NOI.

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Third Quarter 2022 Capital Allocation Activity
▪As previously disclosed, acquired Palms Plaza (Boca Raton, FL) for a purchase price of $35.8 million. Palms Plaza is anchored by a specialty grocer generating approximately $1,300 per square foot in sales. This high-quality infill neighborhood center is located in the affluent Boca Raton community, and will be complementary to the Company’s significant Florida portfolio.
▪The Company currently has four active development projects with limited future capital commitments of $59.2 million.
Third Quarter 2022 Balance Sheet Overview
▪As of September 30, 2022, the Company’s net debt to Adjusted EBITDA was 5.4x, which represents a 0.7x year-over-year decrease.
▪As previously disclosed, upsized the Company’s revolving line of credit capacity to $1.1 billion from $850 million, which remained undrawn as of quarter end.
▪As previously disclosed, issued a $300 million unsecured 7-year term loan due July 29, 2029 and fixed the interest rate for three years at approximately 3.95%. The net proceeds were used for the early repayment of the $200 million term loan scheduled to mature in 2023 with the balance applied to mortgage maturities.
ESG
▪The Company issued its inaugural Corporate Responsibility Report, which provides a comprehensive overview of the Company’s strategy and initiatives regarding environmental, social, and governance (ESG) practices and policies. The report also details progress, measurements, and case studies around each of the Company’s goals and related initiatives.
2022 Earnings Guidance
The Company is raising its 2022 guidance for FFO, as adjusted, by five cents at the midpoint to $1.86 to $1.90 per diluted share from $1.80 to $1.86 per diluted share, based, in part, on the following key assumptions:
▪Increased same property NOI range to 4.00% to 5.00%, which represents a 50-basis point increase at the midpoint.
▪Full-year bad debt assumption of 1.00% of total revenues at the midpoint.
▪Transaction activity is expected to be one cent accretive to full year FFO, as adjusted.
The following table reconciles the Company’s 2022 net income guidance range to the Company’s updated 2022 FFO, as adjusted, guidance range:

	Low	High

Net loss	$(0.13)	$(0.09)
Gain on sales of operating properties, net	(0.12)	(0.12)
Depreciation and amortization	2.11	2.11
NAREIT FFO	$1.86	$1.90
Non-recurring merger and acquisition costs	0.01	0.01
Prior period collection impact	(0.01)	(0.01)
FFO, as adjusted	$1.86	$1.90
Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Thursday, November 3, 2022, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: Third Quarter 2022 Webcast. The dial-in registration link is: Third Quarter 2022 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and

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select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of September 30, 2022, the Company owned interests in 183 U.S. open-air shopping centers and mixed-use assets, comprising approximately 28.9 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: risks associated with the adverse effect of the ongoing pandemic of the novel coronavirus, or COVID-19, including possible resurgences, variants and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets; risks associated with the merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or costs savings and potential disruptions to the Company’s plans and operations; national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); the risk that our actual NOI for leases that have signed but not yet opened will not be consistent with expected NOI for leases that have signed but not yet opened; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in Texas, Florida, New York, Maryland, and North Carolina; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

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Kite Realty Group Trust
Contact Information
Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact	Analyst Coverage	Analyst Coverage
Tyler Henshaw	Robert W. Baird & Co.	Compass Point Research & Trading, LLC
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Mr. Floris van Dijkum
(317) 713-7780	(216) 737-7510	(646) 757-2621
thenshaw@kiterealty.com	wgolladay@rwbaird.com	fvandijkum@compasspointllc.com

Matt Hunt	Bank of America/Merrill Lynch	Green Street
Director, Capital Markets and IR	Mr. Jeffrey Spector/Mr. Craig Schmidt	Ms. Paulina Rojas Schmidt
(317) 713-7646	(646) 855-1363/(646) 855-3640	(949) 640-8780
mhunt@kiterealty.com	jeff.spector@bofa.com	projasschmidt@greenstreet.com
craig.schmidt@bofa.com

Transfer Agent	Barclays	Jefferies LLC
Broadridge Financial Solutions	Mr. Anthony F. Powell	Ms. Linda Tsai
Ms. Kristen Tartaglione	(212) 526-8768	(212) 778-8011
2 Journal Square, 7th Floor	anthony.powell@barclays.com	ltsai@jefferies.com
Jersey City, NJ 07306
(201) 714-8094	BTIG	KeyBanc Capital Markets
	Mr. Michael Gorman	Mr. Todd Thomas
	(212) 738-6138	(917) 368-2286
Stock Specialist	mgorman@btig.com	tthomas@keybanccm.com
GTS
545 Madison Avenue, 15th Floor	Capital One Securities, Inc.	Raymond James
New York, NY 10022	Mr. Christopher Lucas	Mr. RJ Milligan
(212) 715-2830	(571) 633-8151	(727) 567-2585
	christopher.lucas@capitalone.com	rjmilligan@raymondjames.com

	Citigroup Global Markets	Piper Sandler
	Mr. Craig Mailman	Mr. Alexander Goldfarb
	(212) 816-4471	(212) 466-7937
	craig.mailman@citi.com	alexander.goldfarb@psc.com

3rd Quarter 2022 Supplemental Financial and Operating Statistics	1

Kite Realty Group Trust
Results Overview
(dollars in thousands, except per share and per square foot amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
Summary Financial Results	2022	2021	2022	2021

Total revenue (page 4)	$200,311	$71,465	$597,307	$210,374
Net (loss) income attributable to common shareholders (page 4)	$(7,837)	$(6,960)	$(11,510)	$17,375
Net (loss) income per diluted share (page 4)	$(0.04)	$(0.08)	$(0.05)	$0.20
Net operating income (NOI) (page 6)	$147,478	$52,164	$432,701	$151,678
Adjusted EBITDA (page 6)	$134,242	$44,118	$397,327	$129,144
NAREIT Funds From Operations (FFO) (page 7)	$108,256	$22,317	$319,398	$82,170
NAREIT FFO per diluted share (page 7)	$0.49	$0.25	$1.44	$0.94
FFO, as adjusted (page 7)	$107,673	$29,452	$317,659	$88,799
FFO, as adjusted per diluted share (page 7)	$0.48	$0.33	$1.43	$1.01
Dividends declared per share (page 4)	$0.21	$0.18	$0.60	$0.50
Dividend payout ratio (as % of NAREIT FFO, as adjusted)	44%	55%	42%	50%

	Three Months Ended
Summary Operating and Financial Ratios	September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021

NOI margin (page 6)	74.5%		73.2%		72.7%		71.0%		73.7%
NOI margin – retail (page 6)	75.0%		73.8%		73.1%		71.6%		74.3%
Same property NOI performance(1) (page 5)	4.4%		3.8%		5.9%		7.2%		10.8%
Total property NOI performance (page 5)	182.7%		190.5%		182.7%		138.2%		15.2%
Net debt to Adjusted EBITDA, current quarter (page 9)	5.4x		5.3x		5.7x		6.0x		6.1x
Recovery ratio of retail operating properties (page 6)	89.1%		88.3%		85.9%		84.7%		89.4%
Recovery ratio of consolidated portfolio (page 6)	84.3%		83.3%		81.3%		79.2%		86.1%

Outstanding Classes of Stock
Common shares and units outstanding (page 18)	222,054,091		222,056,695		221,559,185		221,327,346		87,004,756

Summary Portfolio Statistics
Number of properties
Operating retail (page 14)	183		181		181		180		83
Office and other components	12		12		12		12		4
Development and redevelopment projects (page 13)	4		5		7		8		5
Owned retail operating gross leasable area (GLA)(2) (page 14)	28.9	M	28.8	M	28.8	M	28.7	M	11.7	M
Owned office GLA	1.6	M	1.6	M	1.6	M	1.6	M	0.4	M
Number of multifamily units(3)	1,672		1,672		1,690		1,690		1,294
Percent leased – total	93.9%		93.7%		93.5%		93.3%		93.0%
Percent leased – retail	94.0%		93.8%		93.6%		93.4%		92.8%
Anchor	96.4%		96.1%		96.1%		95.9%		94.8%
Small shop	89.3%		89.3%		88.5%		88.3%		88.7%

Annualized base rent (ABR) per square foot	$19.86		$19.66		$19.57		$19.36		$18.54

Total new and renewal lease GLA (page 16)	1,574,338		1,198,263		1,053,963		927,065		584,820
New lease cash rent spread (page 16)	30.7%		49.1%		58.7%		27.4%		20.6%
Renewal lease cash rent spread (page 16)	8.5%		8.0%		8.9%		8.3%		10.4%
Total new and renewal lease cash rent spread (page 16)	10.8%		13.2%		16.1%		12.9%		13.4%

2022 Guidance	Current (as of 11/2/22)	Previous (as of 8/2/22)	Original (as of 2/14/22)

NAREIT FFO per diluted share	$1.86 to $1.90	$1.79 to $1.85	$1.67 to $1.73
FFO, as adjusted per diluted share	$1.86 to $1.90	$1.80 to $1.86	$1.69 to $1.75

Credit Ratings and Outlook
Fitch Ratings	BBB / Stable
Moody's Investors Services	Baa3 / Stable
Standard & Poor's Rating Services	BBB- / Stable
(1)Same property NOI excludes properties that have not been owned for the full period presented. However, due to the size of the RPAI portfolio acquired in the merger, the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the merger.
(2)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of non-retail property components and development and redevelopment projects.
(3)Represents the number of multifamily units that the Company has an economic interest in.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	2

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	September 30, 2022	December 31, 2021
Assets:
Investment properties, at cost	$7,715,516	$7,592,348
Less: accumulated depreciation	(1,093,912)	(884,809)
Net investment properties	6,621,604	6,707,539

Cash and cash equivalents	88,447	93,241
Tenant and other receivables, including accrued straight-line rent of $40,716 and $28,071, respectively	86,593	68,444
Restricted cash and escrow deposits	8,060	7,122
Deferred costs, net	441,924	541,518
Short-term deposits	—	125,000
Prepaid and other assets	142,757	84,826
Investments in unconsolidated subsidiaries	10,560	11,885
Total assets	$7,399,945	$7,639,575

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$3,012,870	$3,150,808
Accounts payable and accrued expenses	152,015	184,982
Deferred revenue and other liabilities	300,009	321,419
Total liabilities	3,464,894	3,657,209

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	56,954	55,173

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,098,394 and 218,949,569 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	2,191	2,189
Additional paid-in capital	4,903,773	4,898,673
Accumulated other comprehensive income (loss)	72,693	(15,902)
Accumulated deficit	(1,105,845)	(962,913)
Total shareholders’ equity	3,872,812	3,922,047
Noncontrolling interests	5,285	5,146
Total equity	3,878,097	3,927,193
Total liabilities and equity	$7,399,945	$7,639,575

3rd Quarter 2022 Supplemental Financial and Operating Statistics	3

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Rental income	$195,675	$70,216	$582,772	$206,097
Other property-related revenue	3,013	1,054	7,932	3,133
Fee income	1,623	195	6,603	1,144
Total revenue	200,311	71,465	597,307	210,374

Expenses:
Property operating	25,507	10,482	77,558	30,978
Real estate taxes	25,703	8,624	80,445	26,574
General, administrative and other	14,859	8,241	41,977	23,676
Merger and acquisition costs	108	9,198	1,006	9,958
Depreciation and amortization	115,831	30,193	357,096	90,625
Total expenses	182,008	66,738	558,082	181,811

Gain on sales of operating properties, net	—	1,260	27,126	27,517

Operating income	18,303	5,987	66,351	56,080
Other (expense) income:
Interest expense	(26,226)	(12,878)	(77,449)	(37,386)
Income tax benefit of taxable REIT subsidiary	—	91	259	308
Equity in earnings (loss) of unconsolidated subsidiaries	144	(196)	(56)	(758)
Other income (expense), net	58	168	(207)	189
Net (loss) income	(7,721)	(6,828)	(11,102)	18,433
Net income attributable to noncontrolling interests	(116)	(132)	(408)	(1,058)
Net (loss) income attributable to common shareholders	$(7,837)	$(6,960)	$(11,510)	$17,375

Net (loss) income per common share – basic	$(0.04)	$(0.08)	$(0.05)	$0.21
Net (loss) income per common share – diluted	$(0.04)	$(0.08)	$(0.05)	$0.20

Weighted average common shares outstanding – basic	219,103,669	84,556,689	219,053,320	84,468,519
Weighted average common shares outstanding – diluted	219,103,669	84,556,689	219,053,320	85,383,849

Dividends declared per common share	$0.21	$0.18	$0.60	$0.50

3rd Quarter 2022 Supplemental Financial and Operating Statistics	4

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)(1)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change

Number of properties in same property pool for the period(2)	177	177		177	177

Leased percentage at period end	94.1%	93.0%		94.1%	93.0%
Economic occupancy percentage(3)	91.2%	90.1%		90.9%	90.0%

Minimum rent	$144,185	$139,137		$427,746	$410,578
Tenant recoveries	37,992	36,471		116,539	112,476
Bad debt reserve	(2,583)	(1,134)		(6,187)	(5,768)
Other income, net	1,721	1,051		3,807	3,667
Total revenue	181,315	175,525		541,905	520,953

Property operating	(22,773)	(20,982)		(67,986)	(63,056)
Real estate taxes	(24,944)	(26,547)		(79,009)	(80,735)
Total expenses	(47,717)	(47,529)		(146,995)	(143,791)

Same Property NOI	$133,598	$127,996	4.4%	$394,910	$377,162	4.7%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$133,598	$127,996		$394,910	$377,162
Prior period collection impact – same properties	523	2,245		3,565	12,241
Net operating income – non-same activity(4)	13,357	(78,077)		34,226	(237,725)
Total property NOI	147,478	52,164	182.7%	432,701	151,678	185.3%
Other income, net	1,825	258		6,599	883
General, administrative and other	(14,859)	(8,241)		(41,977)	(23,676)
Merger and acquisition costs	(108)	(9,198)		(1,006)	(9,958)
Depreciation and amortization	(115,831)	(30,193)		(357,096)	(90,625)
Interest expense	(26,226)	(12,878)		(77,449)	(37,386)
Gain on sales of operating properties, net	—	1,260		27,126	27,517
Net income attributable to noncontrolling interests	(116)	(132)		(408)	(1,058)
Net (loss) income attributable to common shareholders	$(7,837)	$(6,960)		$(11,510)	$17,375
(1)Same Property NOI excludes properties that have not been owned for the full periods presented. However, due to the size of the RPAI portfolio acquired in the merger, the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the merger.
(2)Same Property NOI excludes (i) Glendale Town Center, Shoppes at Quarterfield and Circle East, which were reclassified from active redevelopment into our operating portfolio in December 2021, June 2022 and September 2022, respectively, (ii) the multifamily rental units at One Loudoun Downtown – Pads G & H, (iii) four active development and redevelopment projects noted on page 13, (iv) Arcadia Village, Pebble Marketplace and Palms Plaza, which were acquired subsequent to January 1, 2021, and (v) office properties and includes the legacy RPAI same property pool.
(3)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(4)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	5

Kite Realty Group Trust
Net Operating Income and EBITDA by Quarter
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Revenue:
Minimum rent(1)	$145,511	$145,255	$140,171	$121,615	$49,497
Minimum rent – ground leases	10,715	10,207	10,634	7,129	3,663
Tenant reimbursements	40,043	41,470	39,836	33,870	15,186
Bad debt (reserve) recovery	(1,881)	(1,172)	(571)	(1,636)	1,709
Other property-related revenue	2,099	2,746	90	450	258
Overage rent	1,287	446	822	324	161
Parking revenue, net(2)	284	456	534	552	320
Total revenue	198,058	199,408	191,516	162,304	70,794

Expenses:
Property operating – recoverable(3)	22,063	22,059	22,321	19,991	9,185
Property operating – non-recoverable(3)	3,059	3,717	3,237	4,237	1,001
Real estate taxes	25,458	27,704	26,663	22,764	8,444
Total expenses	50,580	53,480	52,221	46,992	18,630

NOI	147,478	145,928	139,295	115,312	52,164

Other (expense) income:
General, administrative and other	(14,859)	(13,809)	(13,309)	(10,307)	(8,241)
Fee income	1,623	2,671	2,309	98	195
Total other (expense) income	(13,236)	(11,138)	(11,000)	(10,209)	(8,046)

Adjusted EBITDA	134,242	134,790	128,295	105,103	44,118

Depreciation and amortization	(115,831)	(119,761)	(121,504)	(109,835)	(30,193)
Merger and acquisition costs	(108)	27	(925)	(76,564)	(9,198)
Interest expense	(26,226)	(25,709)	(25,514)	(23,061)	(12,878)
Equity in earnings (loss) of unconsolidated subsidiaries	144	114	(314)	342	(196)
Income tax benefit of taxable REIT subsidiary	—	188	71	2	91
Other income (expense), net	58	(162)	(103)	166	168
Gain on sales of operating properties, net	—	23,958	3,168	3,692	1,260
Net (loss) income	(7,721)	13,445	(16,826)	(100,155)	(6,828)
Less: net (income) loss attributable to noncontrolling interests	(116)	(314)	22	1,974	(132)
Net (loss) income attributable to common shareholders	$(7,837)	$13,131	$(16,804)	$(98,181)	$(6,960)

NOI/Revenue – Retail properties	75.0%	73.8%	73.1%	71.6%	74.3%
NOI/Revenue	74.5%	73.2%	72.7%	71.0%	73.7%
Recovery Ratios(4)
– Retail properties	89.1%	88.3%	85.9%	84.7%	89.4%
– Consolidated	84.3%	83.3%	81.3%	79.2%	86.1%
(1)Minimum rent includes $153,000, $1.7 million, $0.8 million, $0.5 million, and $33,000 of lease termination income for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, respectively.
(2)Parking revenue, net represents the net operating results of the Eddy Street Parking Garage, the Union Station Parking Garage, and the Pan Am Plaza Parking Garage.
(3)Recoverable expenses include recurring G&A expense of $3.1 million allocable to the property operations in the three months ended September 30, 2022, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
(4)“Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	6

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net (loss) income	$(7,721)	$(6,828)	$(11,102)	$18,433
Less: net income attributable to noncontrolling interests in properties	(209)	(132)	(535)	(396)
Less: gain on sales of operating properties, net	—	(1,260)	(27,126)	(27,517)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	116,186	30,537	358,161	91,650
FFO of the Operating Partnership(1)	108,256	22,317	319,398	82,170
Less: Limited Partners’ interests in FFO	(1,437)	(543)	(3,932)	(2,301)
FFO attributable to common shareholders(1)	$106,819	$21,774	$315,466	$79,869
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.49	$0.26	$1.44	$0.95
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.49	$0.25	$1.44	$0.94

FFO of the Operating Partnership(1)	$108,256	$22,317	$319,398	$82,170
Add: merger and acquisition costs	108	9,198	1,006	9,958
Less: prior period collection impact	(691)	(2,063)	(2,745)	(3,329)
FFO, as adjusted, of the Operating Partnership	$107,673	$29,452	$317,659	$88,799
FFO, as adjusted, per share of the Operating Partnership – basic	$0.48	$0.34	$1.43	$1.02
FFO, as adjusted, per share of the Operating Partnership – diluted	$0.48	$0.33	$1.43	$1.01

Weighted average common shares outstanding – basic	219,103,669	84,556,689	219,053,320	84,468,519
Weighted average common shares outstanding – diluted	219,528,110	85,582,358	219,701,722	85,383,849

Weighted average common shares and units outstanding – basic	222,059,366	87,003,748	221,791,428	86,951,170
Weighted average common shares and units outstanding – diluted	222,483,807	88,029,417	222,439,830	87,866,501

FFO, as defined by NAREIT, per diluted share/unit
Net (loss) income	$(0.03)	$(0.08)	$(0.05)	$0.21
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Less: gain on sales of operating properties, net	0.00	(0.01)	(0.12)	(0.31)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.52	0.35	1.61	1.04
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.49	$0.25	$1.44	$0.94
Add: merger and acquisition costs	0.00	0.10	0.00	0.11
Less: prior period collection impact	0.00	(0.02)	(0.01)	(0.04)
FFO, as adjusted, of the Operating Partnership per diluted share/unit(2)	$0.48	$0.33	$1.43	$1.01

Reconciliation of FFO, as adjusted, to Adjusted Funds From Operations (AFFO)
FFO, as adjusted, of the Operating Partnership	$107,673	$29,452	$317,659	$88,799
Less (add): non-cash income adjustments	6,970	(1,339)	20,242	(4,679)
Less: maintenance capital expenditures	15,043	446	22,921	807
Less: tenant-related capital expenditures(3)	15,792	2,349	45,136	5,324
Total Recurring AFFO of the Operating Partnership	$69,868	$27,996	$229,360	$87,347
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
(3)Excludes landlord work, tenant improvements and leasing commissions related to development and redevelopment projects.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	7

Kite Realty Group Trust
Joint Venture Summary as of September 30, 2022
(dollars in thousands)

Consolidated Investments
Investments	Total Debt	Partner Economic Ownership Interest(1)	Partner Share of Debt	Partner Share of Annual Income

Delray Marketplace	$28,473	2%	$569	$—
Crossing at Killingly Commons(2)	—	10%	—	528
One Loudoun – Pads G&H Residential	—	10%	—	308
Total	$28,473		$569	$836

Unconsolidated Investments
Investments	Retail GLA	Multifamily Units	Total Debt	KRG Economic Ownership Interest	KRG Share of Debt	KRG Investment	KRG Share of Quarterly EBITDA	KRG Share of Quarterly EBITDA Annualized

Three Property Retail Portfolio	416,576	—	$51,890	20%	$10,378	$7,675	$345	$1,380
Glendale Center Apartments	—	267	31,500	11.5%	3,623	255	50	200
Embassy Suites at Eddy Street Commons	—	—	33,634	35%	11,772	—	208	832
The Corner (development)	24,000	285	23,900	50%	11,950	125	—	—
Other investments	—	—	—	—%	—	2,505	34	136
Total	440,576	552	$140,924		$37,723	$10,560	$637	$2,548
(1)Economic ownership % represents the partner’s share of cash flow.
(2)Subsequent to September 30, 2022, the Company acquired the partner’s interest in this joint venture.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	8

Kite Realty Group Trust
Key Debt Metrics as of September 30, 2022
(dollars in thousands)

Senior Unsecured Notes Covenants
	September 30, 2022	Debt Covenant Threshold(1)

Total debt to undepreciated assets	37%	<60%

Secured debt to undepreciated assets	3%	<40%

Undepreciated unencumbered assets to unsecured debt	280%	>150%

Debt service coverage	4.9x	>1.5x

Unsecured Credit Facility Covenants
	September 30, 2022	Debt Covenant Threshold(1)

Maximum leverage	37%	<60%

Minimum fixed charge coverage	4.0x	>1.5x

Secured indebtedness	3.3%	<45%

Unsecured debt interest coverage	4.4x	>1.75x

Unsecured leverage	36%	<60%

Senior Unsecured Debt Ratings

Fitch Ratings	BBB/Stable
Moody's Investors Service	Baa3/Stable
Standard & Poor's Rating Services	BBB-/Stable

Liquidity

Cash and cash equivalents	$88,447
Availability under unsecured credit facility	1,098,500
	$1,186,947

Unencumbered NOI as a % of Total NOI	92%

(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes and Unsecured Credit Facility, as well as definitions of the terms, refer to the Company’s filings with the SEC.

Net Debt to EBITDA
Company's consolidated debt and share of unconsolidated debt		$3,016,222
Less: cash, cash equivalents, and restricted cash		(98,639)
		$2,917,583
Q3 2022 EBITDA, Annualized:
– Consolidated EBITDA	$536,968
– Unconsolidated EBITDA(1)	2,548
– Minority interest EBITDA(1)	(836)	538,680
Ratio of Company share of Net Debt to EBITDA		5.4x
(1)See page 8 for details.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	9

Kite Realty Group Trust
Summary of Outstanding Debt as of September 30, 2022
(dollars in thousands)

Total Outstanding Debt	Amount Outstanding	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity

Fixed rate debt(1)	$2,795,595	93%	3.96%	4.6
Variable rate debt(2)	183,473	6%	7.02%	3.4
Debt discounts, premiums and issuance costs, net	33,802	N/A	N/A	N/A
Total consolidated debt	3,012,870	99%	4.15%	4.5
KRG share of unconsolidated debt	37,723	1%	4.69%	7.0
Total	$3,050,593	100%	4.16%	4.5

Schedule of Maturities by Year
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt	Total Consolidated Debt	Total Unconsolidated Debt	Total Debt Outstanding

2022	$872	$—	$—	$872	$44	$916
2023	3,020	189,330	95,000	287,350	270	287,620
2024	2,721	—	269,635	272,356	3,905	276,261
2025	2,848	—	430,000	432,848	11,176	444,024
2026	2,981	—	550,000	552,981	—	552,981
2027 and beyond	30,181	2,480	1,400,000	1,432,661	22,328	1,454,989
Debt discounts, premiums and issuance costs, net	—	1,404	32,398	33,802	—	33,802
Total	$42,623	$193,214	$2,777,033	$3,012,870	$37,723	$3,050,593
(1)Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of September 30, 2022, $820.0 million in variable rate debt is hedged to a fixed rate for a weighted average of 2.9 years.
(2)Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of September 30, 2022, $155.0 million in fixed rate debt is hedged to a floating rate for a weighted average of 2.9 years.

($ In millions)
$800
$700
$600
$500
$400
$300
$200
$100
$0
95.0
190.0
120.0
149.6
3.6
430.0
11.8
150.0
400.0
250.0
23.2
250.0
100.0
10.4
300.0
100.0
400.0
7.5
10.3
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

(1) Chart excludes annual principal payments and net premiums on fixed rate debt.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	10

Kite Realty Group Trust
Maturity Schedule of Outstanding Debt as of September 30, 2022
(dollars in thousands)

Description	Interest Rate(1)	Maturity Date	Balance as of September 30, 2022	% of Total Outstanding

Centennial Gateway	3.81%	1/1/2023	$23,962
Centennial Center	3.83%	1/6/2023	70,455
Eastern Beltway	3.83%	1/6/2023	34,100
The Corner (AZ)	4.10%	3/1/2023	14,750
Chapel Hill	3.78%	4/1/2023	18,250
Delray Marketplace(2)	BSBY + 160	8/4/2023	28,473
Senior Unsecured Notes	4.23%	9/10/2023	95,000
2023 Debt Maturities			284,990	9%

Senior Unsecured Notes	4.58%	6/30/2024	149,635
Unsecured Term Loan(3)	2.68%	7/17/2024	120,000
2024 Debt Maturities			269,635	9%

Senior Unsecured Notes	4.00%	3/15/2025	350,000
Senior Unsecured Notes(4)	LIBOR + 365	9/10/2025	80,000
2025 Debt Maturities			430,000	14%

Unsecured Term Loan(5)	2.73%	7/17/2026	150,000
Senior Unsecured Notes	4.08%	9/30/2026	100,000
Senior Unsecured Notes	4.00%	10/1/2026	300,000
2026 Debt Maturities			550,000	18%

Unsecured Credit Facility(6)	SOFR + 120	1/8/2027	—
Senior Unsecured Exchangeable Notes	0.75%	4/1/2027	175,000
Northgate North	4.50%	6/1/2027	23,169
Senior Unsecured Notes(4)	LIBOR + 375	9/10/2027	75,000
Unsecured Term Loan(7)	5.09%	10/24/2028	250,000
Senior Unsecured Notes	4.24%	12/28/2028	100,000
Senior Unsecured Notes	4.82%	6/28/2029	100,000
Unsecured Term Loan(8)	4.05%	7/29/2029	300,000
Rampart Commons	5.73%	6/10/2030	7,530
Senior Unsecured Notes	4.75%	9/15/2030	400,000
The Shoppes at Union Hill	3.75%	6/1/2031	10,256
Nora Plaza Shops	3.80%	2/1/2032	3,488
2027 and beyond Debt Maturities			1,444,443	47%
Debt discounts, premiums and issuance costs, net			33,802
Total debt per consolidated balance sheet			$3,012,870	99%

KRG share of unconsolidated debt
Glendale Center Apartments	LIBOR + 265	5/31/2024	$3,623
Embassy Suites at Eddy Street Commons	LIBOR + 250	7/1/2025	11,772
Three Property Retail Portfolio	4.09%	7/1/2028	10,378
The Corner (development)	4.53%	6/21/2036	11,950
Total KRG share of unconsolidated debt			37,723	1%
Total consolidated and KRG share of unconsolidated debt			$3,050,593
(1)At September 30, 2022, 1-month LIBOR was 3.14%, 3-month LIBOR was 3.76%, 1-month BSBY was 3.09%, and 1-month SOFR was 3.04%.
(2)Property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP.
(3)Term loan is hedged to a fixed rate of 1.58% plus a credit spread of 1.10% based on the Company’s current credit rating.
(4)Notes due 2025 are hedged to a floating rate until September 10, 2025. Notes due 2027 are hedged to a floating rate until September 10, 2025 and revert back to a fixed rate of 4.57% until maturity in 2027.
(5)Term loan is hedged to a fixed rate of 1.68% plus a credit spread of 1.05% based on the Company’s current credit rating.
(6)Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(7)Assumes the Company exercises three one-year options to extend the maturity date to 2028. Term loan is hedged to a fixed rate of 5.09% until the initial maturity of October 24, 2025. Term loan interest rate reverts back to floating rate of LIBOR + 2.00% beyond the initial maturity date.
(8)Term loan is hedged to a fixed rate of 2.70% through November 22, 2023 and subsequently to a fixed rate of 2.47% through August 1, 2025. Term loan interest rate reverts back to floating rate of SOFR from August 1, 2025 to the maturity date of July 29, 2029. In addition to the indicated rate, a credit spread of 1.35% is applicable across all time periods based on the Company’s current credit rating.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	11

Kite Realty Group Trust
Acquisitions and Dispositions
(dollars in thousands)
Acquisitions

Property Name	Acquisition Date	Metropolitan Statistical Area (MSA)	Property Type	GLA	Acquisition Price

Pebble Marketplace	February 16, 2022	Las Vegas	Multi-tenant retail	85,796	$44,100
MacArthur Crossing	April 13, 2022	Dallas/Fort Worth	Two-tenant building	56,077	21,920
Palms Plaza	July 15, 2022	Miami	Multi-tenant retail	68,976	35,750

			Total acquisitions	210,849	$101,770

Dispositions

Property Name	Disposition Date	MSA	Property Type	GLA	Sales Price

Hamilton Crossing Centre	January 26, 2022	Indianapolis	Redevelopment	—	$6,900
Plaza Del Lago	June 16, 2022	Chicago	Multi-tenant retail	100,016	58,650
Lincoln Plaza – Lowe’s	October 27, 2022	Worcester, MA	Ground lease interest(1)	—	10,000

			Total dispositions	100,016	$75,550
(1)The Company sold the ground lease interest in one tenant at an existing multi-tenant operating retail property. The total number of properties in our portfolio was not affected by this transaction.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	12

Kite Realty Group Trust
Development and Redevelopment Projects
(dollars in thousands)

Project	MSA	KRG Ownership %	Projected Completion Date(1)	Total Commercial GLA	Total Multifamily Units	Total Project Costs – at KRG's Share(2)	KRG Equity Requirement(2)	KRG Remaining Spend	Estimated Stabilized NOI to KRG	Estimated Remaining NOI to Come Online(3)

Active Projects

One Loudoun – Pads G&H Commercial	Washington, D.C./Baltimore	100%	Q2 2023	67,000	—	$9,900	$9,900	$7,700	$1.9M–$2.3M	$0.1M–$0.5M

The Landing at Tradition – Phase II	Port St. Lucie, FL	100%	Q3 2023	39,900	—	11,200	11,200	7,000	$1.1M–$1.2M	$0.5M–$0.7M

Carillon MOB	Washington, D.C./Baltimore	100%	Q4 2024	126,000	—	59,700	59,700	44,500	$3.5M–$4.0M	$3.1M–$3.6M

The Corner – IN(4)	Indianapolis, IN	50%	Q4 2024	24,000	285	31,900	—	—	$1.7M–$1.9M	$1.7M–$1.9M
Total				256,900	285	$112,700	$80,800	$59,200	$8.2M–$9.4M	$5.4M–$6.7M

Future Opportunities(5)

Project	MSA	Project Description

Hamilton Crossing Centre – Phase II	Indianapolis, IN	Addition of mixed-use (multifamily, office and retail) components adjacent to the Republic Airways headquarters.
Carillon	Washington, D.C./Baltimore	Potential of 1.2 million square feet of commercial GLA and 3,000 multifamily units for additional expansion.
One Loudoun	Washington, D.C./Baltimore	Potential of 1.9 million square feet of commercial GLA and 1,745 multifamily units for additional expansion.
Main Street Promenade	Chicago, IL	Potential of 10,000 square feet of commercial GLA and 47 multifamily units for additional expansion.
Downtown Crown	Washington, D.C./Baltimore	Potential of 42,000 square feet of commercial GLA for additional expansion.
(1)Completion date represents the earlier of one year after completion of project construction or substantial occupancy of the property.
(2)Total project costs and KRG equity requirement represent costs to KRG post-merger and exclude any costs spent to date prior to the merger.
(3)Estimated remaining NOI to come online excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent.
(4)KRG does not have any equity requirements related to this development. Total project costs are at KRG’s share and are net of KRG’s share of a $13.5 million TIF.
(5)These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company’s control.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	13

Kite Realty Group Trust
Geographic Diversification – Retail ABR by Region and State as of September 30, 2022
(dollars in thousands)

Region/State	Number of Properties(1)	Owned GLA/NRA(2)	Total Weighted Retail ABR(3)	% of Weighted Retail ABR(3)
South
Texas	45	7,754	$147,519	25.7%
Florida	30	3,580	62,343	10.9%
Maryland	9	1,777	38,547	6.7%
North Carolina	8	1,536	31,242	5.5%
Virginia	7	1,115	28,937	5.1%
Georgia	10	1,707	26,040	4.5%
Tennessee	3	580	8,317	1.5%
Oklahoma	3	505	7,661	1.3%
South Carolina	2	258	3,085	0.5%
Total South	117	18,812	353,691	61.7%

West
Washington	10	1,683	30,884	5.4%
Nevada	5	850	27,655	4.8%
California	3	655	16,261	2.8%
Arizona	5	726	14,859	2.6%
Utah	2	392	7,843	1.4%
Total West	25	4,306	97,502	17.0%

Midwest
Indiana	15	1,634	28,944	5.1%
Illinois	8	1,163	23,115	4.0%
Michigan	1	308	6,895	1.2%
Missouri	1	453	4,189	0.7%
Ohio	1	236	1,912	0.3%
Total Midwest	26	3,794	65,055	11.3%

Northeast
New York	8	1,083	34,607	6.0%
New Jersey	4	339	11,573	2.0%
Massachusetts	1	272	5,492	1.0%
Connecticut	1	206	3,636	0.6%
Pennsylvania	1	136	1,982	0.4%
Total Northeast	15	2,036	57,290	10.0%

Total	183	28,948	$573,538	100.0%
(1)Number of properties represents consolidated and unconsolidated retail properties.
(2)Owned GLA/NRA represents gross leasable area owned by the Company and excludes the square footage of development and redevelopment projects.
(3)Total weighted retail ABR and percent of weighted retail ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	14

Kite Realty Group Trust
Top 25 Tenants by ABR as of September 30, 2022
(dollars in thousands, except per square foot data)
This table includes the Company’s retail operating properties.

							Credit Ratings
	Tenant	Primary DBA/ Number of Stores	Number of Stores(1)	Total Leased GLA/NRA(2)	ABR(3)	% of Weighted ABR(4)	S&P	Moody’s

1	The TJX Companies, Inc.	T.J. Maxx (18), Marshalls (12), HomeGoods (11), Homesense (2), T.J. Maxx & HomeGoods combined (2)	45	1,323	$14,469	2.5%	A	A2

2	Best Buy Co., Inc.	Best Buy (15), Pacific Sales (1)	16	633	11,204	2.0%	BBB+	A3

3	Ross Stores, Inc.	Ross Dress for Less (31), dd’s DISCOUNTS (1)	32	908	10,648	1.9%	BBB+	A2

4	PetSmart, Inc.		32	657	10,525	1.8%	B	B1

5	Michaels Stores, Inc.	Michaels	29	651	8,742	1.5%	N/A	N/A

6	Bed Bath & Beyond Inc.	Bed Bath & Beyond (14), buybuy BABY (9)	23	613	8,277	1.4%	CCC	Ca

7	Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods (12), Golf Galaxy (1)	13	652	8,265	1.4%	BBB	Baa3

8	Gap Inc.	Old Navy (25), The Gap (3), Banana Republic (3), Athleta (2)	33	451	8,090	1.4%	BB	Ba2

9	Publix Super Markets, Inc.		14	669	6,884	1.2%	N/A	N/A

10	Lowe’s Companies, Inc.		7	134	6,488	1.1%	BBB+	Baa1

11	The Kroger Co.	Kroger (6), Harris Teeter (2), QFC (1), Smith’s (1)	10	355	5,753	1.0%	BBB	Baa1

12	Total Wine & More		14	332	5,608	1.0%	N/A	N/A

13	Petco Health And Wellness Company, Inc.		22	299	5,461	1.0%	B+	B1

14	Ulta Beauty, Inc.		25	259	5,368	0.9%	N/A	N/A

15	Albertsons Companies, Inc.	Safeway (3), Jewel-Osco (2), Tom Thumb (2)	7	395	5,039	0.9%	BB	Ba2

16	Five Below, Inc.		29	258	4,944	0.9%	N/A	N/A

17	BJ’s Wholesale Club, Inc.		2	115	4,939	0.9%	BB+	Ba2

18	Fitness International, LLC		6	242	4,884	0.9%	B-	B3

19	Burlington Stores, Inc.		9	473	4,881	0.9%	BB+	N/A

20	Kohl’s Corporation		7	361	4,865	0.8%	BB+	Baa2

21	Ahold U.S.A. Inc.	Stop & Shop (3), Giant Foods (1)	4	239	4,464	0.8%	BBB	Baa1

22	DSW Designer Shoe Warehouse		16	314	4,463	0.8%	N/A	N/A

23	Walgreens Boots Alliance, Inc.		8	132	4,453	0.8%	BBB	Baa2

24	Office Depot, Inc.	Office Depot (11), OfficeMax (3)	14	308	4,380	0.8%	N/A	N/A

25	Party City Holdings Inc.		19	273	4,308	0.8%	CCC+	Caa1
	Total Top Tenants		436	11,046	$167,402	29.4%
(1)Number of stores represents stores at consolidated and unconsolidated properties.
(2)Total leased GLA/NRA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent for September 30, 2022, for each applicable tenant multiplied by 12 and does not include tenant reimbursements. ABR represents 100% of the ABR at consolidated properties and the Company’s share of the ABR at unconsolidated properties including ground lease rent.
(4)Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	15

Kite Realty Group Trust
Retail Leasing Spreads

			Comparable Space(1)(2)
Category	Total Leases(1)	Total Sq. Ft.(1)	Leases	Sq. Ft.	Prior Rent PSF(3)	New Rent PSF(4)	Cash Rent Spread	TI, LL Work, Lease Commissions PSF(5)

New Leases – Q3 2022	61	207,224	22	67,920	$32.45	$42.41	30.7%
New Leases – Q2 2022	68	277,184	26	137,488	14.70	21.92	49.1%
New Leases – Q1 2022	72	326,957	26	91,064	19.95	31.66	58.7%
New Leases – Q4 2021	47	236,615	23	134,201	19.76	25.18	27.4%
Total	248	1,047,980	97	430,673	$20.19	$28.23	39.8%	$80.50

Renewals – Q3 2022	160	1,367,114	134	1,282,347	$15.53	$16.86	8.5%
Renewals – Q2 2022	138	921,079	119	849,958	16.13	17.41	8.0%
Renewals – Q1 2022	110	727,006	79	588,368	18.16	19.77	8.9%
Renewals – Q4 2021	85	690,450	60	515,802	16.08	17.41	8.3%
Total	493	3,705,649	392	3,236,475	$16.25	$17.62	8.4%	$1.07

Total – Q3 2022	221	1,574,338	156	1,350,267	$16.38	$18.14	10.8%
Total – Q2 2022	206	1,198,263	145	987,446	15.93	18.04	13.2%
Total – Q1 2022	182	1,053,963	105	679,432	18.40	21.36	16.1%
Total – Q4 2021	132	927,065	83	650,003	16.84	19.02	12.9%
Total	741	4,753,629	489	3,667,148	$16.71	$18.87	12.9%	$10.40
(1)Excludes office and ground leases. Comparable space leases on this table are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months.
(2)Comparable renewals exclude leases with terms 24 months or shorter.
(3)Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
(4)Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
(5)Includes redevelopment costs for tenant-specific landlord work and tenant allowances provided to tenants.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	16

Kite Realty Group Trust
Lease Expirations as of September 30, 2022
(dollars in thousands, except per square foot data)
These tables include the following:
▪Operating retail properties; and
▪Development/redevelopment property tenants open for business who have commenced paying rent as of September 30, 2022.

Retail Portfolio
		Expiring GLA – Retail(2)				Expiring ABR per Sq. Ft.(3)
	Number of Expiring Leases(1)	Shop Tenants	Anchor Tenants	Expiring ABR (Pro rata)	% of Total ABR (Pro rata)	Shop Tenants	Anchor Tenants	Total

2022	145	323,593	51,997	$9,602	1.8%	$28.11	$9.75	$25.56
2023	480	1,116,081	1,425,785	56,542	10.6%	30.85	15.57	22.27
2024	609	1,443,997	2,506,127	77,692	14.5%	31.84	13.50	20.45
2025	475	1,137,555	2,483,431	66,267	12.4%	30.78	12.89	18.56
2026	449	1,023,888	2,373,341	64,869	12.1%	30.71	14.41	19.40
2027	492	1,149,908	2,626,114	69,385	13.0%	30.83	13.07	18.49
2028	289	698,368	2,133,925	51,324	9.6%	32.54	13.42	18.13
2029	179	433,701	1,201,144	33,764	6.3%	32.82	16.37	20.70
2030	131	391,858	584,298	20,152	3.8%	29.59	15.00	20.79
2031	130	352,889	619,525	21,123	3.9%	31.88	16.11	21.80
Beyond	289	685,875	2,483,001	64,655	12.0%	32.92	17.20	20.61
	3,668	8,757,713	18,488,688	$535,375	100.0%	$31.26	$14.44	$19.89
(1)Lease expiration table reflects rents in place as of September 30, 2022 and does not include option periods; 2022 expirations include 48 month-to-month retail tenants. This column also excludes ground leases.
(2)Expiring GLA excludes estimated square footage attributable to non-owned structures on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent as of September 30, 2022 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	17

Kite Realty Group Trust
Components of Net Asset Value as of September 30, 2022
(dollars in thousands)

Cash Net Operating Income (NOI)		Page	Other Assets(1)		Page

GAAP property NOI (incl. ground lease revenue)	$147,478	6	Cash, cash equivalents, and restricted cash	$96,507	3
Below-market lease intangibles, net	(1,230)		Tenant and other receivables (net of SLR)	45,877	3
Straight-line rent	(4,299)		Prepaid and other assets	142,757	3
Other property-related revenue	(2,099)	6
Ground lease (“GL”) revenue	(10,715)	6
Consolidated Cash Property NOI (excl. GL)	$129,135

Annualized Consolidated Cash Property NOI (excl. ground leases)	$516,540

Adjustments to Normalize Annualized Cash NOI			Liabilities

Remaining NOI to come online from development and redevelopment projects(2)	$6,050	13	Mortgage and other indebtedness, net	$(2,979,068)	10
Unconsolidated EBITDA	2,548	8	Pro rata adjustment for joint venture debt	(37,154)	8
General and administrative expense allocable to property management activities included in property expenses ($3.1 million in Q3)	12,400	6, note 3	Accounts payable and accrued expenses	(152,015)	3
Total Adjustments	20,998		Other liabilities	(300,009)	3
			Noncontrolling redeemable joint venture interest	(10,070)
			Projected remaining under construction development/redevelopment(3)	(59,200)	13
Annualized Normalized Portfolio Cash NOI (excl. ground leases)	$537,538
Annualized ground lease NOI	42,860
Total Annualized Portfolio Cash NOI	$580,398		Common shares and Units outstanding	222,054,091
(1)Excludes construction in progress and entitled land held for development.
(2)Excludes the projected cash NOI and related cost from the future opportunities outlined on page 13.
(3)Remaining costs on page 13 for development projects.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	18

Kite Realty Group Trust
Non-GAAP Financial Measures
Funds from Operations
Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the 2021 gain on sale of the ground lease portfolios as these sales were part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.
From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisition costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.
Adjusted Funds from Operations
Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the real estate industry. AFFO modifies FFO for certain cash and non-cash transactions that are not included in FFO. AFFO should not be considered an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.
Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. However, due to the size of the Retail Properties of America, Inc. (“RPAI”) portfolio acquired in the merger with RPAI, which closed in October 2021, (the “Merger”), the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	19

Kite Realty Group Trust
Non-GAAP Financial Measures (continued)
Net Operating Income and Same Property Net Operating Income (continued)
The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
In order to provide meaningful comparative information across periods that, in some cases, predate the Merger, all information regarding the performance of the same property pool is presented as though the Merger was consummated on January 1, 2021 (i.e., as though the properties owned by RPAI prior to the Merger that are included in our same property pool had been owned by the Company for the entirety of all comparison periods for which same property pool information is presented). NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. The properties acquired in the Merger with RPAI qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and nine months ended September 30, 2022, the same property pool excludes (i) Glendale Town Center, Shoppes at Quarterfield and Circle East, which were reclassified from active redevelopment into our operating portfolio in December 2021, June 2022 and September 2022, respectively, (ii) the multifamily rental units at One Loudoun Downtown – Pads G & H, (iii) four active development and redevelopment projects, (iv) Arcadia Village, Pebble Marketplace and Palms Plaza, which were acquired subsequent to January 1, 2021, and (v) office properties.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Net Debt to EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of the Company’s operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.

3rd Quarter 2022 Supplemental Financial and Operating Statistics	20